                                                               Exhibit 99.(i)(2)

                     [LETTERHEAD OF CLIFFORD CHANCE US LLP]

                        CONSENT OF CLIFFORD CHANCE US LLP

We hereby consent to the reference to our firm under the caption "Fund Counsel" in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 7 to the Form N-1A Registration Statement of Morgan Stanley Mid-Cap Value Fund, File No. 333-59140. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


/s/ Clifford Chance US LLP
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New York, New York
December 11, 2006